Exhibit 99.2

STONEMOR PARTNERS L.P.

3600 HORIZON BLVD

TREVOSE, PA 19053

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on [ - ]. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on [ - ]. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The StoneMor GP LLC Conflicts Committee recommends you vote FOR proposals 1 and 2.	For	Against	Abstain

1.  Approve the Merger and Reorganization Agreement dated September 27, 2018 by and among StoneMor Partners L.P., StoneMor GP Holding LLC, StoneMor GP LLC and Hans Merger Sub, LLC (the “Merger Agreement”).

	☐	☐	☐

2. Approve the adjournment of the Partnership Unitholder Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Merger Agreement.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Partnership Unitholder Meeting: The Proxy Statement/Prospectus is available at www.proxyvote.com

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STONEMOR PARTNERS L.P.

Partnership Unitholder Meeting

This proxy is solicited by the StoneMor GP LLC Board of

Directors

The unitholder(s) hereby appoint(s) (Appointee) and (Appointee), or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the common units of StoneMor Partners L.P. that the unitholder is/are entitled to vote at the Partnership Unitholder Meeting to be held at [ - ], at 3600 Horizon Boulevard, Trevose, PA 19053, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Stonemor GP LLC Conflicts Committee’s recommendations.

Continued and to be signed on reverse side

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